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                                NRG Energy, Inc.
                         1221 Nicollet Mall, Suite 700
                           Minneapolis, MN 55403-2445



December 2, 1997



Ladies and Gentlemen:

                  I am Vice President and General Counsel of NRG Energy, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the issuance by the Company of $250,000,000 aggregate principal amount of NRG's 7-1/2% Senior Notes due 2007 (the "New Notes") to be issued under the Indenture, dated as of June 1, 1997 (the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as trustee, in exchange for a like principal amount of NRG's existing 7-1/2% Senior Notes due 2007.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the registration statement on Form S-1 (File No. 333-33397) of the Company relating to the New Notes, filed with the Securities and Exchange Commission (the "Commission") on August 12, 1997 under the Securities act of 1933 (the "Securities Act"), Amendment No. 1 thereto filed with the Commission on October 9, 1997, Amendment No. 2 thereto filed with the Commission on November 12,
1997 and Amendment No. 3 thereto with which this opinion is being filed (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement") and such other documents, corporate records, certificates of such public officials and other instruments as I have deemed necessary or advisable to enable me to render the opinion set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, as the au-

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thenticity of the originals of such copies. As to any facts material to this opinion, I have relied upon statements and representations of officers and other representatives of the Company, public officials and others.

                  Based on the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that neither the execution and delivery by the Company of the Indenture and the New Notes, nor the performance by the Company of its obligations thereunder do not and will not conflict with, result in a breach or violation of, or constitute a default under (i) any law, (ii) the terms of any indenture or other agreement or instrument known to me and to which the Company is a party or bound, (iii) any judgment, order or decree known to me to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or (iv) any consent, approval, license authorization or validation of, or filing, recording or registration known to me to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over NRG.

                  I am admitted to the Bar of the State of Minnesota and I do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law and federal laws of the United States.

                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reliance on this opinion by Skadden, Arps, Slate, Meagher & Flom LLP in rendering its opinion dated the date hereof. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                                 /S/ James J. Bender


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